SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE

DYNAMIC ALTERNATIVES FUND

SUBSCRIPTION INSTRUCTIONS

Please read and complete the attached Subscription Agreement. The Subscription Agreement contains certain statements and representations required to be made by each person interested in purchasing shares of beneficial interest (the “Shares”) in the Dynamic Alternatives Fund (the “Fund”), a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Please complete, date and sign the signature page of the Subscription Agreement.

Please read and complete the attached Investor Questionnaire. The Investor Questionnaire is intended to establish, among other things, whether you satisfy the eligibility qualifications required by the Fund. Please complete, date and sign the signature page of the Investor Questionnaire.

The Subscription Agreement and Investor Questionnaire must be received by Ultimus Fund Solutions, LLC, the Fund’s administrator (the “Administrator”), at least five (5) business days prior to the date on which the subscription is to take effect. The subscription monies payable in cleared funds must be received by the Fund prior to the applicable subscription date. Cleared funds received in advance of dates when shares of the Fund may be subscribed for will be held in a bank account maintained by the Fund’s Administrator. If a subscription is rejected, the subscription amount will be returned without interest promptly to the investor.

Please review the Fund’s Governing Documents. The Fund recommends that each person interested in purchasing Shares read the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) and the Fund’s By-Laws (the Declaration of Trust and By-Laws are collectively referred to as the “Governing Documents”) in their entirety prior to making an investment in the Fund. You can obtain a copy of the Governing Documents by contacting the Administrator at the number set forth below.

Return completed documents. Please return the executed Subscription Agreement and Investor Questionnaire in the enclosed self-addressed envelope to the Administrator as follows:

Regular Mail	Overnight Delivery
Dynamic Alternatives Fund	Dynamic Alternatives Fund
PO Box 541150	c/o Ultimus Fund Solutions, LLC
Omaha, NE 68154	4221 N 203rd Street, Suite 100
Elkhorn, NE 68022

Questions. Questions concerning the completion of the Subscription Agreement or Investor Questionnaire should be directed to the Administrator at 833-617-2624.

PLEASE NOTIFY THE FUND IMMEDIATELY IF THE INFORMATION

YOU SUPPLY BECOMES INACCURATE AT ANY TIME.

DYNAMIC ALTERNATIVES FUND

a Delaware Statutory Trust

SHARES OF BENEFICIAL INTEREST WILL BE SOLD ONLY TO INVESTORS WHO MEET CERTAIN ELIGIBILITY REQUIREMENTS DESCRIBED HEREIN.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. SHARES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES AUTHORITY OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THIS DOCUMENT OR THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TRANSFER OF THE SHARES IS RESTRICTED BY THE TERMS OF THE DECLARATION OF TRUST.

DYNAMIC ALTERNATIVES FUND

SUBSCRIPTION AGREEMENT

Dynamic Alternatives Fund

c/o Ultimus Fund Solutions, LLC

4221 N 203rd Street, Suite 100

Elkhorn, NE 68022

Telephone: 833-617-2624

Facsimile: 402-963-9094

The undersigned wishes to purchase shares of beneficial interest (“Shares”) in the Dynamic Alternatives Fund (the “Fund”), a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, upon the terms and conditions contained herein and in the Fund’s Prospectus dated [   ], 2021, as the same may be amended or supplemented (the Prospectus”).

1.	Subscription.

(a)	Subject to the terms and conditions of this Subscription Agreement (the “Agreement”), the undersigned hereby tenders a subscription (by check or by wire transfer) in the amount set forth on the signature page hereto (the “Subscription”) for Shares. All checks must be payable in U.S. dollars and drawn on U.S. financial institutions. The Fund does not accept purchases made by cash or cash equivalents (for instance, you may not pay by credit card check, money order, cashier’s check, bank draft or traveler’s check), starter check, checks with more than one endorsement, or third-party checks.

(b)	The Subscription shall be payable in full upon execution of this Agreement.

(c)	The minimum initial investment amount is $25,000 and the minimum additional investment amount is $10,000, subject to the right of the Fund to accept investments of a lesser amount. Subject to any legal or regulatory restrictions, the undersigned’s payment will be held in a demand deposit account by First National Bank of Omaha on behalf of the Fund until all monthly subscriptions have been reconciled, at which point all accepted subscriptions will be deposited with the Fund’s custodian, Fifth Third Bank, National Association. If the Subscription is rejected, the Subscription will be returned without interest promptly to the investor.

2.	Acceptance of Agreement. It is understood that this Agreement is made subject to the following terms and conditions:

(a)	The Fund, in its sole and absolution discretion, shall have the right to accept or reject this Agreement and shall have the right to accept or reject the Subscription, in whole or in part, and this Agreement and the Subscription shall be deemed to be accepted by the Fund only when the undersigned has been included as a shareholder in the books and records of the Fund. If this Subscription is rejected, the Subscription will be returned without interest promptly to the undersigned and this Agreement shall have no force or effect.

(b)	The undersigned understands that the undersigned’s Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

3.	Representations and Warranties by the Fund

(a)	Organization and Standing of the Fund, etc. The Fund is duly and validly formed and validly existing as a statutory trust under the laws of the State of Delaware and has all requisite power and authority under such laws and the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) to conduct its business as described therein.

(b)	Compliance with Other Instruments, etc. The Fund is not in material violation of any term of the Declaration of Trust, the Fund’s By-Laws or this Agreement nor is it in material violation of any term of any other agreement, instrument, judgment, decree or order that is applicable to it or by which it is bound.

4.	Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Fund as follows:

(a)	The undersigned has received, read carefully and understands the Prospectus and this Agreement and all attachments hereto and thereto and has (if applicable) consulted with the undersigned’s own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the undersigned. Any special acknowledgment set forth below with respect to any statement contained in the Prospectus or this Agreement shall not be deemed to limit the generality of this representation and warranty.

(b)	The undersigned has been provided an opportunity to obtain any additional information concerning the offering and the Fund to the extent the Fund possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of, and receive answers from, the Fund concerning the terms and conditions of the offering and other matters pertaining to this investment.

(c)	The undersigned understands and acknowledges that (i) the Shares cannot be sold or transferred without the written consent of the Fund’s Board of Trustees (the “Board”) or its delegate, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances); (ii) any proposed transfer must include evidence satisfactory to the Board that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, and must be accompanied by transfer and other documentation that the Board or its delegate may reasonably request; (iii) the Board may not consent to a transfer of Shares by an investor unless such transfer is to a single transferee or after the transfer of a portion of the Shares, the balance of the account of each the transferee and transferor is not less than $10,000; (iv) the transferor of Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer; and (v) the undersigned has been advised to consult his, her or its financial, tax and legal advisors with respect to an investment in the Fund and the terms of this Agreement and all attachments hereto.

(d)	The statements as to net worth and annual income or assets of the undersigned and the other information set forth in the attached Investor Questionnaire are true, correct and complete in all material respects.

(e)	The undersigned has evaluated the risks of investing in the Shares, including those set forth in the Fund’s Prospectus, as well as the conflicts of interest to which the Fund is or will be subject, as described in the Fund’s Prospectus, and has determined that the Shares are a suitable investment for the undersigned. The undersigned understands that the Fund is a newly formed entity and has no past performance history or track record to report to the undersigned and that the past performance of accounts managed by the Fund’s investment adviser, Hamilton Capital, LLC (“Hamilton Capital” or the “Adviser”), its affiliates and principals is not necessarily indicative of the future performance or profitability of the Fund or an investment therein. The undersigned further understands that no U.S. federal or state agency or authority has passed upon the Fund, the Prospectus, this Agreement or the Shares. The undersigned can bear the economic risk of this investment and can afford a complete loss of its investment. In evaluating the suitability of an investment in the Shares, the undersigned has not relied upon any representations or other information (whether oral or written) other than as set forth in the Prospectus or the Fund’s Statement of Additional Information, and attachments thereto, and independent investigations made by the undersigned or representative(s) of the undersigned.

(f)	The undersigned is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Shares. The aggregate amount of the investments of the undersigned in, and the undersigned’s commitments to, all similar investments that are illiquid is reasonable in relation to the undersigned’s net worth.

(g)	The address set forth in the Investor Contact Information is the undersigned’s true and correct residence, if an individual, or principal place of business, if an entity.

(h)	Any information that the undersigned has heretofore furnished to the Fund with respect to the undersigned is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to the undersigned’s purchase of Shares, the undersigned will immediately furnish such revised or corrected information to the Fund.

(i)	If the undersigned is a natural person, the execution, delivery and performance by the undersigned of this Agreement is within the undersigned’s legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Fund), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which the undersigned is party or by which the undersigned or any of his or her properties is bound. This Agreement constitutes a valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms.

(j)	If the undersigned is an entity, (i) the undersigned is duly authorized and qualified to become a shareholder of, and authorized to make investments in, the Fund, and the person signing this Agreement for or on behalf of such entity has been duly authorized by such entity to do so; and (ii) the undersigned is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, was formed prior to, and not for the purpose of, investing in the Shares and the execution, delivery and performance by it of this Agreement are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Fund), and do not and will not contravene or constitute a default under any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the undersigned is a party or by which the undersigned or any of the undersigned’s properties is bound. This Agreement constitutes a valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms.

(k)	The undersigned acknowledges and understands the conflicts of interest disclosed in the section of the Prospectus entitled “Conflicts of Interest” with respect to an investment in the Fund.

(l)	The undersigned acknowledges and is aware of the following: (i) the speculative nature and the degree of risk involved in the Fund’s proposed investment activities, as described in the Prospectus; (ii) the Fund may utilize leverage as part of its investment strategy; (iii) there are certain actual and potential conflicts of interest that should be considered by the undersigned before subscribing; (iv) the tax effects that may be expected by the Fund are not susceptible to precise prediction, and future legislation, future rulings of the U.S. Internal Revenue Service and court decisions may have an adverse effect on one or more of the tax elections made by the Fund; and (v) valuations of the Fund may be unaudited and/or estimated.

(m)	(For IRA, KEOGH, ERISA and other Plan Investors Only) If the undersigned is an IRA, KEOGH, ERISA or other plan that is: (i) an “employee benefit plan” within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Part 4 of Subtitle B of Title I of ERISA and/or (ii) a “plan” within the meaning Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code (a “Plan”), the undersigned and any fiduciaries responsible for its investments (each a “Fiduciary”), are aware of and understand the Fund’s investment objective, policies and strategies and risks; and that the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA. In addition, each Fiduciary executing this Agreement on behalf of the Plan personally represents and warrants to the Fund that: (A) each Fiduciary is a “fiduciary” of such Plan within the meaning of Title I of ERISA, Section 4975(e)(3) of the Code or other comparable non-ERISA laws and such person is authorized to execute this Agreement on behalf of the Plan; (B) each Fiduciary responsible for the Plan’s investments has executed this Agreement; (C) each Fiduciary is: (1) responsible for the decision to invest in the Fund; and (2) qualified to make such investment decision; (D) the decision to invest the Plan’s assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and other applicable laws; and (E) the purchase of the Shares by the Plan will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and (F) unless otherwise indicated in writing to the Fund, the Plan is not a participant-directed defined contribution plan.

(n)	No representations or warranties have been made to the undersigned by the Fund, or any agent of the Fund, other than as set forth herein.

(o)	The representations, warranties, agreements, undertakings and acknowledgments made by the undersigned in this Agreement (including the Investor Questionnaire) are made with the intent that they be relied upon by the Fund in determining his, her or its suitability as a purchaser of the Shares, and shall survive his, her or its purchase. In addition, the undersigned undertakes to notify the Fund immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein.

5.	Indemnity. The undersigned agrees to indemnify and hold harmless the Fund and its officers and directors, as well as Hamilton Capital and its officers, directors and employees (collectively, the “Indemnified Parties”), against any and all claims, damages, losses, liabilities, costs and expenses whatsoever (including legal or other expenses incurred in investigating or defending against any claims, damages, losses, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement) (collectively, “Losses”) arising out of or based upon any false representation or warranty made by the undersigned, or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned, in this Agreement or in any other document furnished by the undersigned to the Fund in connection with this transaction. The undersigned also agrees to indemnify the Indemnified Parties for any and all Losses arising out of or based upon any misrepresentation or misstatement by the undersigned contained herein or the assertion of the undersigned’s lack of proper authorization from any underlying subscriber for whom the undersigned is acting as trustee, agent, representative or nominee (to enter into this Agreement or perform the obligations hereof. The reimbursement, indemnity and contribution obligations of the undersigned under this section shall be in addition to any liability which the undersigned may otherwise have, and shall be binding upon and inure to the benefit of any successors or assigns of the Indemnified Parties.

6.	Verification of Identity.

(a)	The undersigned should check the website for the U.S. Treasury Department’s Office or Foreign Assets Control (“OFAC”) at http://www.treas.gov/ofac before the undersigned makes the following representations:

(i)	The undersigned represents that the Shares shall be purchased with funds that are from legitimate sources in connection with his, her or its regular business activities and that were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. The undersigned hereby declares that the Shares are not being acquired and will not be held in violation of any applicable laws.

(ii)	Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the participation in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, a list of which may be found at the OFAC website set forth above. In addition, the programs administered by OFAC prohibit dealing with individuals in certain countries regardless of whether such individuals or entities appear on the OFAC list. The undersigned represents and warrants that, to the best of his, her or its knowledge, neither of (A) the undersigned, (B) any person controlling or controlled by the undersigned, (C) any person with a beneficial interest in the undersigned, or (D) any person for whom the undersigned is acting as agent or nominee in connection with an investment in the Shares is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under any program administered by OFAC.

(iii)	The undersigned agrees to promptly notify the Fund if the undersigned becomes aware of any change in the information set forth in these representations. The Fund may be obligated to freeze the account of the undersigned, either by prohibiting additional investments from the undersigned, declining any repurchase requests and/or segregating the assets in the account in compliance with governmental regulation, and the Fund may also be required to report such action and to disclose the undersigned’s identity to OFAC. The undersigned acknowledges that the Fund may, by written notice to the undersigned withhold distribution of repurchase proceeds to the undersigned if the Fund deems it to be reasonably necessary to do so to comply with anti-money laundering regulations applicable to the Fund or any of the Fund’s other service providers.

(b)	The undersigned represents and warrants that, to the best of his, her or its knowledge, neither of (i) the undersigned, (ii) any person controlling or controlled by the undersigned, (iii) any person with a beneficial interest in the undersigned, or (iv) any person for whom the undersigned is acting as agent or nominee in connection with an investment in the Shares is a senior foreign political figure[1], an immediate family member[2] or a close associate[3] of a senior foreign political figure.

(c)	Many jurisdictions, including the United States, have in place, are in the process of changing or creating anti-money laundering or similar laws, regulations and policies (whether or not with force of law) and many investment funds, investment advisers and other financial intermediaries are in the process of changing or creating responsive disclosure and compliance policies, which may apply to the Fund or the Investment Adviser (collectively, the “Anti-Money Laundering Laws”). The Fund will comply with any Anti-Money Laundering Law to which it is or may become subject and it is its policy to interpret Anti-Money Laundering Laws broadly in favor of disclosure; the Fund could be requested or required, or otherwise determine it is appropriate, to obtain certain assurances from you, disclose information pertaining to the Fund and/or you to governmental, regulatory or other authorities or to financial intermediaries or others or engage in due diligence or take other related actions in the future pursuant to such Anti-Money Laundering Law. You understand, acknowledge, represent and agree:

(i)	that, to your knowledge, the acceptance of your Agreement together with the related payments shall not breach any applicable money laundering rules or regulations;

(ii)	to provide promptly to the Fund and the Adviser upon request, documentation verifying your identity, including requests before and after acceptance of the subscription; and

(iii)	to hold harmless and indemnify each of the Fund and the Adviser against any losses arising from the failure to process your subscription if you do not provide such information promptly after requested.

(d)	The Fund reserves the right to request such information as is necessary to verify the identity of the undersigned. The undersigned shall promptly on demand provide such information and execute and deliver such documents as the Fund may request to verify the accuracy of the undersigned’s representations and warranties herein or to comply with any law or regulation to which the Fund may be subject. In the event of delay or failure by the undersigned to produce any information required for verification purposes, the Fund may refuse to accept the application and the subscription funds relating thereto or may refuse to process a repurchase request until proper information has been provided. Further, the Fund may not accept any funds from the undersigned if it cannot make the representations set forth in Section 4 or Section 6. If an

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

existing holder of Shares cannot make these representations, the Fund may require the repurchase of the Shares held by such person.

7.	Assignment; Transferability. This Agreement or any interest herein may not be assigned by either party without the written consent of the other party. The undersigned further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with the terms of this Agreement, the Declaration of Trust and the Prospectus.

8.	No Revocation. The undersigned agrees that this Agreement and any agreement of the undersigned made hereunder is irrevocable by the undersigned, and that this Agreement shall survive the death or legal incapacity of the undersigned.

9.	No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the undersigned, threatened against the undersigned that, if adversely determined, is reasonably likely to impair or otherwise affect the undersigned’s ability to perform its obligations under this Agreement or is reasonably likely to have a materially adverse effect on the undersigned’s financial condition.

10.	Communications in Electronic Format. The undersigned hereby acknowledges and agrees that the Fund and the Adviser may deliver and make reports, statements and other communications, including, without limitation, the Prospectus, Statement of Additional Information, this Agreement, other regulatory documents and other tax related information and documentation (collectively, the “Account Communications”), available to the undersigned in electronic form, such as e-mail or by posting on a web site. It is the undersigned’s affirmative obligation to notify the Fund in writing if the undersigned’s e-mail address(es) change(s). The undersigned may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Fund, in writing, of the undersigned’s intention to do so, and will thereafter receive such Account Communications in paper form.

11.	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by fax machine or electronic mail and confirmed, three (3) business days after being mailed, first-class postage prepaid, or one (1) business day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, (a) if to you, to you at the address (including e-mail address) or facsimile number set forth below your signature, or to such other address (including e-mail address) or facsimile number as you shall have furnished to the Fund in writing, and (b) if to the Fund, to the address (including e-mail address) set forth below, or to such other address (including e-mail address) or facsimile number, as the Fund shall have furnished to you in writing, provided that any notice to the Fund shall be effective only if and when received by Ultimus Fund Solutions, LLC, the Fund’s administrator.

Regular Mail	Overnight Delivery
Dynamic Alternatives Fund	Dynamic Alternatives Fund
PO Box 541150	c/o Ultimus Fund Solutions, LLC
Omaha, NE 68154	4221 N 203rd Street, Suite 100
Elkhorn, NE 68022

12.	Reaffirmation of Undersigned Representations and Warranties. The undersigned agrees that the foregoing representations, warranties and covenants shall be deemed to be reaffirmed by the undersigned at any time the undersigned makes an additional subscription of Shares or receives any distributions from the Fund, and any such subscription shall be evidence of such reaffirmation, and if any of the foregoing representations, warranties or covenants cease to be true, you shall promptly notify the Fund of the facts pertaining to such changed circumstances. The undersigned agrees to provide such information and execute and deliver such documents as the Fund may reasonably request from time to time to verify the accuracy of the undersigned’s representations and warranties herein or to comply with any law or regulation to which the Fund may be subject.

13.	Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the undersigned in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the issue and sale of Shares.

14.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. However, the undersigned shall not transfer this Agreement or any of its rights in, to or under this Agreement and any attempted transfer shall be void and without force or effect.

15.	Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

16.	Applicable Law. This Agreement shall be construed in accordance with and governed by the internal substantive laws of the State of Ohio, without giving effect to the choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than Ohio.

17.	Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

18.	Severability. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

19.	Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

20.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement.

Signature Page Follows

DYNAMIC ALTERNATIVES FUND

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

An investment in the Fund is highly illiquid and Shares are not suitable for an investor if the investor needs access to the money it invests.

●	A shareholder does not have the right to require the Fund to redeem or repurchase its Shares. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board, in its sole discretion. The Adviser currently intends to recommend to the Board that the Fund offer to repurchase up to 5% of the Fund’s outstanding Shares at the applicable net asset value per share on a quarterly basis.

●	An investor in the Fund may not have access to the money the investor invests for an indefinite period of time and the investor should not expect to be able to sell its Shares regardless of how the Fund performs.

●	Shares of the Fund are not, and are not expected to be, listed for trading on any securities exchange and, to the Fund’s knowledge, there is no, nor will there be, any secondary trading market for Shares of the Fund.

●	Shares of the Fund are subject to substantial restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Fund’s Declaration of Trust or the terms of a repurchase or tender offer, if any.

●	Because an investor may be unable to sell its Shares, the investor will be unable to reduce its exposure to the Fund on any market downturn.

●	For more information, see the various risk disclosures in the Prospectus as well as the section entitled “Repurchase Offers.”

Total Investment Amount: $ _________________

INDIVIDUAL INVESTORS: PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Signature of Investor	Signature of Joint Investor

Date

AUTHORIZED REPRESENTATIVES (INCLUDING FIDUCIARIES SUBJECT TO SECTION 4(M) OF THIS AGREEMENT AND PERSONS SIGNING ON BEHALF OF AN ENTITY INVESTOR): PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Print Name of Authorized Representative

Title of Authorized Representative (if applicable)

Signature of Authorized Representative

Date

DYNAMIC ALTERNATIVES FUND

INVESTOR QUESTIONNAIRE

INSTRUCTIONS:

1.	In order to ensure compliance with applicable federal laws, it is necessary to obtain information regarding the financial position and experience of prospective investors (each, an “Investor”) in the Fund. Please complete this Investor Questionnaire.

2.	Please return the completed Investor Questionnaire to:

Regular Mail	Overnight Delivery
Dynamic Alternatives Fund	Dynamic Alternatives Fund
PO Box 541150	c/o Ultimus Fund Solutions, LLC
Omaha, NE 68154	4221 N 203rd Street, Suite 100
Elkhorn, NE 68022

3.	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement to which this Investor Questionnaire is attached.

I.     VERIFICATION OF STATUS AS AN “ELIGIBLE INVESTOR”

The Fund is only selling the Shares to “Eligible Investors.” The following information must be obtained regarding your status as an “Eligible Investor,” as defined in the Fund’s Prospectus.

Each Investor is required to certify that (1) the Shares of the Fund purchased are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Investor’s purchase is directed by the Adviser acting in a fiduciary capacity (regardless of the “accredited investor” status of the Investor). Investors who are not “accredited investors” and whose purchase is directed by the Adviser acting in a fiduciary capacity are subject to the following investment limitation at the time of purchase: at the time of investment, no more than 15% of the Investor’s total assets in the Investor’s separately managed accounts (on a combined basis) at the Adviser may be invested in the Fund.

For additional information regarding the definition of “accredited investor,” please refer to Rule 501 under the Securities Act. Please indicate the basis of the Investor’s “accredited investor” status by checking all applicable statements.

The Investor is:

(a)	☐	an individual (or the grantor, in the case of a revocable grantor trust) who had an income in excess of $200,000 for each of the last two years (or joint income with the Investor’s spouse or spousal equivalent in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year;

(b)	☐	an individual (or the grantor, in the case of a revocable grantor trust) whose net worth, or joint net worth with the Investor’s spouse or spousal equivalent at the time of purchase, exceeds $1,000,000. For purposes of determining the Investor’s net worth, the Investor must exclude the value of his or her primary residence and any indebtedness secured by the primary residence up to its estimated fair market value (i.e., any indebtedness secured by the residence that is in excess of the value of the home should be considered a liability and deducted from the Investor’s net worth). The Investor must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within the sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Investor’s net worth). For purposes of calculating joint net worth, joint net worth can be the aggregate net worth of the Investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation of the Investor’s net worth.

(c)	☐	a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, in each case whether acting in its individual or fiduciary capacity;

(d)	☐	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)	☐	an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of any state;

(f)	☐	an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act;

(g)	☐	an insurance company as defined in Section 2(a)(13) of the Securities Act;

(h)	☐	an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

(i)	☐	a business development company as defined in Section 2(a)(48) of the 1940 Act or a Small Business Investment Fund licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Company Act of 1958;

(j)	☐	a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(k)	☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act;

(l)	☐	a corporation, a limited liability company, a partnership, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

(m)	☐	a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment;

(n)	☐	an entity in which each and every one of the equity owners is an accredited investor;

If the investor checked this statement only, please provide a list of all equity owners and a completed, dated and signed Investor Questionnaire from each equity owner.

(o)	☐	Any entity, of a type not set forth in clauses (c) through (n), not formed for the specific purpose of acquiring Shares and owning investments (as defined under the 1940 Act) in excess of $5,000,000;

(p)	☐	An individual holding in good standing one or more professional certifications, designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(q)	☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring Shares and whose prospective investment is directed by a person who has such knowledge and experience in financial business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(r)	☐	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in subsection (q) above and whose prospective investment in the Fund is directed by such family office.

Alternatively, if the Investor does not qualify in an accredited investor category listed above, please indicate below whether the Investor’s purchase of Shares is directed by the Adviser acting in a fiduciary capacity.

☐	The Investor’s purchase of Shares is directed by the Adviser acting in a fiduciary capacity. Accordingly, the Investor acknowledges and agrees that the Investor’s investment in Shares is subject to the following investment limitation at the time of purchase: at the time of investment, no more than 15% of the Investor’s total assets in the Investor’s separately managed accounts (on a combined basis) at the Adviser may be invested in the Fund. Furthermore, the Investor acknowledges and agrees that in the event the Investor terminates its investment advisory relationship with the Adviser, the Investor’s Shares will be involuntarily redeemed by the Fund if the Investor is not an accredited investor.

If the Investor does not qualify in an accredited investor category listed above and the Investor’s purchase of Shares is not directed by the Adviser acting in a fiduciary capacity, please so indicate in the space provided below and contact Hamilton Capital.

☐	The Investor does not qualify in any accredited investor category listed above and the Investor’s purchase of Shares is not directed by the Adviser acting in a fiduciary capacity.

THE INVESTOR AGREES TO NOTIFY THE FUND IMMEDIATELY IF ANY OF ITS RESPONSES ABOVE BECOMES INACCURATE AT ANY TIME, INCLUDING ANY TIME FOLLOWING THE PURCHASE OF SHARES BY THE INVESTOR.

IF THE INVESTOR IS UNCERTAIN AS TO THE CORRECT RESPONSE ABOVE, THE INVESTOR SHOULD CONSULT WITH HIS, HER OR ITS LEGAL COUNSEL IN COMPLETING HIS, HER OR ITS RESPONSE ABOVE OR SHOULD CONTACT THE FUND.

II.     GENERAL INFORMATION

A.	Account Type.

Please choose only one type of account:

[   ] Individual or [   ] Joint

First, Middle and Last Name

Social Security Number	Date of Birth

Occupation	Employer

Joint Owner’s First, Middle and Last Name

Joint Owner’s Social Security Number	Joint Owner’s Date of Birth

Joint Owner’s Occupation	Joint Owner’s Employer

[ ] Trust[1]

Trustee’s Name	Trustee’s Date of Birth

Trustee’s Social Security Number	Trust’s Taxpayer Identification Number

Name of Trust Agreement	Date of Trust Agreement

[1]	Attach a separate list of individuals authorized to conduct transactions on this account and each trustee of the trust. The list should include each person’s full name, social security number/tax identification number, date of birth (if an individual) or date of organization (if an entity), jurisdiction of organization (if an entity) and a physical address (P.O. Box is not acceptable).

[   ] Corporation

Corporation Type (please check only one): [   ] S Corporation or [   ] C Corporation

Name of Corporation	Taxpayer Identification Number

Symbol if Publicly Traded Corporation

For all corporations: Please enclose the Articles of Incorporation or equivalent organizational document and a corporate resolution (or government-issued business license) which identifies the individuals authorized to conduct transactions on this account (“Authorized Persons”).

For non-public corporations: Your list of Authorized Persons must include their full name, social security number, date of birth, and physical address.

[   ]         Partnership2

Name of Partner: First, Middle and Last	Name of Partnership

Date of Birth	Social Security Number

[   ]         Limited Liability Company (“LLC”)3

LLC Type (please check only one):

[   ] Association taxable as a corporation or [   ] Partnership or [   ] Disregarded entity

Name of LLC	Taxpayer Identification Number

Symbol if Publicly Traded Corporation

[2]	Attach a separate list of individuals authorized to conduct transactions on this account, and each additional partner of the partnership. The list should include each person’s full name, social security number/tax identification number, date of birth (if an individual) or date of organization (if an entity), jurisdiction of organization (if an entity) and a physical address (P.O. Box is not acceptable). A copy of partnership agreement must be attached.

[3]	Attach a separate list of each person authorized to conduct transactions on this account and each member of the LLC. The list should include each person’s full name, social security number/tax identification number, date of birth (if an individual) or date of organization (if an entity), jurisdiction of organization (if an entity) and a physical address (P.O. Box is not acceptable). A copy of the LLC operating agreement must be attached.

B.	Contact Information.

Physical Street Address:

Street Address (Do not provide a PO Box)	City

State	Zip Code

Email Address	Telephone Number

Mailing Address (if different from street address):

Street Address (Do not provide a PO Box)	City

State	Zip Code

C.	Cost Basis Election.

In order to provide you and the Internal Revenue Service (“IRS”) with accurate cost basis information for your covered Shares, please elect one of the methods below. If you do not select a method, the account(s) will default to First-In, First-Out.

[   ] Average Cost - averages the cost of all Shares

[   ] First-In, First-Out (FIFO) oldest Shares sold first

[   ] Last-In, First-Out (LIFO) – newest Shares sold first

[   ] Highest Cost, First-Out (HIFO) – highest cost Shares sold first

[   ] Specific Lot Identification – identify the specific lot of Shares sold4

[4]	If Specific Lot Identification is selected and no instruction is provided as to which Shares should be redeemed, First-In, First-Out (FIFO) will be used.

III.     SIGNATURE AND TAX CERTIFICATIONS

Shares of the Fund will be not be sold to non-resident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates. By selecting the box below, the Investor certifies that the Investor is a U.S. person (as defined below).

The Investor is: [   ] A U.S. Person

For purposes of this Investor Questionnaire, a “U.S. Person” is (i) a natural person who is a citizen of or resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or (viii) a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by one or more of the above and/or one or more natural persons resident in the United States principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) under the 1933 Act who are not natural persons, estates or trusts; provided, however, that the term “U.S. Person” shall not include any person or entity that is not treated as a U.S. Person for purposes of the Code. For these purposes, a limited liability company is treated as a partnership for tax purposes if there is more than one owner, unless the owners have elected to treat the limited liability company as an association taxable as a corporation for income tax purposes. A limited liability company is treated as a disregarded entity for tax purposes if it has one owner and the sole owner is treated as the owner of the assets of the limited liability company, unless the sole owner has elected to treat the limited liability company as an association taxable as a corporation for income tax purposes.” A “non-U.S. person” means any person other than a U.S. Person.

If the Investor is a natural person, the Investor represents that he/she is of legal age in the jurisdiction of his or her residence and wishes to purchase Shares of the Fund as described in the current Fund’s Prospectus.

By executing the Agreement, the undersigned represents and warrants that the undersigned has full right, power, and authority to make an investment in the Shares as described therein.

Please note that an Investor’s property may be transferred to the state of the Investor’s last known address if no activity occurs in the Investor’s account within the time period specified by that state’s law.

Certification of U.S. Persons

Under the penalties of perjury, the undersigned certifies that (1) the number shown on this form is the undersigned’s correct social security/taxpayer identification number (or the undersigned is waiting for a number to be issued to the undersigned), (2) the undersigned has not been notified by the IRS that the undersigned is subject to backup withholding, because: (a) the undersigned is exempt from backup withholding; or (b) the undersigned has not been notified by the IRS that the undersigned is subject to backup withholding for failure to report all dividend and interest income; or (c) the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding, and (3) the undersigned is a U.S. Person.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By my signature below, the undersigned certifies that:

(1)     The undersigned is not involved in any money laundering schemes and the source of this investment is not derived from any unlawful activity;

(2)     The undersigned has received the Prospectus and agrees to the terms and conditions therein; and

(3)     The information provided by the undersigned herein is true and correct and any documents provided herewith are genuine.

INDIVIDUAL INVESTORS: PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Signature of Investor	Signature of Joint Investor

Title of Investor (if applicable)	Title of Joint Investor (if applicable)

Date

AUTHORIZED REPRESENTATIVES (INCLUDING FIDUCIARIES SUBJECT TO SECTION 4(M) OF THE SUBSCRIPTION AGREEMENT AND PERSONS SIGNING ON BEHALF OF AN ENTITY INVESTOR): PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Print Name of Authorized Representative

Title of Authorized Representative (if applicable)

Signature of Authorized Representative

ADVISOR INFORMATION: PLEASE COMPLETE THE FOLLOWING:

If the Investor was introduced to the Fund by a Financial Advisor of Hamilton Capital, the Financial Advisor(s) should be named below.

☐	The Financial Advisor(s) listed below (and representatives from Hamilton Capital) will receive all correspondence from the Fund, will be able to initiate account activity, and will be given access to information related to the Investor’s investment in the Fund. (The Investor may not be listed as a Financial Advisor unless the Investor is both a client of Hamilton Capital and a Financial Advisor. In this case, the email address provided below cannot be the same email address as provided under Section II of the Investor Questionnaire.)

Name of Financial Advisor(s):

Email Address of Financial Advisor(s):

Advisor ID Number(s):

☐	The Investor does not wish to receive regular correspondence from the Fund. Send capital event notices, statements and other reporting exclusively to the Financial Advisor(s) and representatives from Hamilton Capital. Certain correspondence such as tax reporting and legal documents will still be sent to the Investor or his or her authorized representative as required by law or regulation.

☐	The Investor does not have a Financial Advisor assisting with the investment in the Fund.

DYNAMIC ALTERNATIVES FUND

ADDITIONAL SUBSCRIPTION FORM

Dynamic Alternatives Fund

c/o Ultimus Fund Solutions, LLC

4221 N 203rd Street, Suite 100

Elkhorn, NE 68022

Telephone: 833-617-2624

Facsimile: 402-963-9094

Ladies and Gentlemen:

The undersigned wishes to make an additional investment in shares of beneficial interest (“Shares”) in the Dynamic Alternatives Fund (the “Fund”), a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company, upon the terms and conditions contained in that certain Subscription Agreement previously executed by the undersigned as of [                 ] (the “Subscription Agreement”) and the Fund’s currently effective Prospectus. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Subscription Agreement.

The undersigned acknowledges and agrees that: (i) the undersigned is making the additional investment in Shares on the terms and conditions contained in the Subscription Agreement and Prospectus; (ii) the representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all respects as of the date set forth below; and (iii) the information provided in the Investor Questionnaire attached to the Subscription Agreement is true and correct in all respects as of the date set forth below.

Total Investment Amount: $

INDIVIDUAL INVESTORS: PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Signature of Investor	Signature of Joint Investor

Title of Investor (if applicable)	Title of Joint Investor (if applicable)

Date

AUTHORIZED REPRESENTATIVES (INCLUDING FIDUCIARIES SUBJECT TO SECTION 4(M) OF THE SUBSCRIPTION AGREEMENT AND PERSONS SIGNING ON BEHALF OF AN ENTITY INVESTOR): PLEASE COMPLETE THE FOLLOWING:

Print Name of Investor	Print Name of Joint Investor (if any)

Social Security Number or Federal Employer Identification Number of Investor	Social Security Number or Federal Employer Identification Number of Joint Investor

Print Name of Authorized Representative

Title of Authorized Representative (if applicable)

Signature of Authorized Representative

Date